Exhibit 5.1

                                JOHN T. ROOT, JR.
                                 ATTORNEY AT LAW
                                  P.O. Box 5666
                          Jacksonville, Arkansas 72076
                              Phone: (501) 529-8567
                               Fax: (501) 325-1130
                              j.root.5013@gmail.com

John T. Root, Jr.

                                January 29, 2014

Ketdarina Corp.
c/o INCORP SERVICES, INC.
2360 CORPORATE CIRCLE STE 400
HENDERSON, Nevada 89074-7722


     Re: Registration Statement on Form S-1 filed by Ketdarina Corp.

Ladies and Gentlemen:

     As special counsel to Ketdarina Corp., a Nevada corporation (the "Company"), I have been requested to provide my opinion regarding 1,680,000 shares of the Company's $.001 par value common stock which have been issued by the Company (the "Shares"). I have been informed that the Shares will be registered for sale or transfer by the holders thereof pursuant to the provisions of that certain registration statement on Form S-1, which is anticipated to be filed by the Company with the Securities and Exchange Commission (the "Commission"), to comply with the applicable provisions of the Securities Act of 1933, as amended (the "Act"), and those holders are identified in that registration statement (the "Registration Statement"). Accordingly, the purpose of this letter is to respond, in writing, to that request and furnish that opinion. The opinion specified in this letter is limited to Nevada law.

     In connection with this opinion, I have examined and relied upon the originals or copies of such documents, corporate records, and other instruments as I have deemed necessary or appropriate for the purpose of this opinion.

     In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photo-static copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to me by the Registrant.

     Based upon the foregoing, and in reliance thereon, I am of the opinion that the Shares have been duly authorized, and when distributed will be legally issued, fully paid and non-assessable.

     I hereby consent in writing to the reference to my name under the caption "Interests of Named Experts and Counsel" in the Prospectus included in the Registration Statement and the use of my opinion as an exhibit to the Registration Statement and any amendment thereto.

                                    Sincerely


                                   /s/ John T. Root, Jr.
                                   ------------------------------------
                                   John T. Root, Jr.